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                            GOODWIN, PROCTER & HOAR
              (A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS)
                              COUNSELLORS AT LAW
                                28 STATE STREET
                          BOSTON, MASSACHUSETTS 02109

                                                        TELEPHONE (617) 523-5700
                                                       TELECOPIER (617) 523-1231
                                                                   TELEX 94-0640
                                                         CABLE.GOODPROCT, BOSTON

                                         December 16, 1985

Van Eck Funds
122 East 42nd Street
New York, New York 10168

Gentlemen:

     Reference is made to the Post-Effective Amendment No. 1 to the Registration Statement on Form N-lA (Registration No. 2-97596) to be filed with the Securities and Exchange Commission with respect to the proposed sale of an indefinite number of shares of beneficial interest, no par value, of the Gold/Resources Fund and U.S. Government Money Fund (the "Shares"), of Van Eck Funds (the "Trust"). We wish to advise you that we have examined the proceedings taken to form the Trust, including its Declaration of Trust dated April 3, 1985, as amended, its By-Laws, and the record of proceedings of its Trustees and shareholders from the date of formation until the present time. We have also examined the applicable provisions of the laws of the Commonwealth of Massachusetts under which the Trust was formed and such other documents and questions of law as we have deemed necessary to this opinion.

     Based upon the foregoing, we are of the opinion that:

     1. The Trust is a duly formed and existing business trust under the laws of the Commonwealth of Massachusetts, with authority to issue the Shares; and

     2. The Shares, when issued pursuant to the terms, provisions and conditions set forth in the Declaration of Trust and in the above-referenced Registration Statement relating to the Shares, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 10 to said Registration Statement.

                                    Respectfully submitted,

                                    /s/ Goodwin, Proctor & Hoar

                                    GOODWIN, PROCTOR & HOAR